Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
PolyOne Announces First Quarter 2010 Results
•	Revenues increase 36% versus first quarter 2009

•	Earnings per share of $0.19 compared to a loss of $0.19 in first quarter 2009

•	Excluding special items and tax adjustments in both periods, earnings per share improve to $0.19 from a loss of $0.10 in the prior year

•	Best mix of earnings in PolyOne’s history with combined operating income from specialty businesses increasing to $21.0 million — a new record
CLEVELAND — May 5, 2010 — PolyOne Corporation (NYSE: POL) today reported net income of $18.4 million, or $0.19 per diluted share on revenues of $630.4 million in the first quarter of 2010, compared with a net loss of $17.7 million or $0.19 per diluted share on revenues of $463.4 million in the first quarter of 2009.
Consolidated revenues grew 36% year-over-year driven by a 27% increase in volume. Each platform recorded double-digit sales increases due to new business gains and improving demand conditions. Despite a steep decline in equity earnings from the SunBelt joint venture, operating income before special items increased to $34.4 million or 5.5% of sales for the first quarter of 2010 from $5.5 million or 1.2% of sales in the first quarter of 2009. As a result of the increase in revenue, improved mix and profitability, earnings per share before special items and one-time tax adjustments increased to $0.19 per diluted share for the first quarter of 2010 compared to a loss of $0.10 per diluted share recorded in the first quarter of 2009.
“It’s time to think differently about PolyOne,” said Stephen D. Newlin, chairman, president and chief executive officer. “The earnings power of this company has been transformed from what it was just a few years earlier. Through our relentless focus on specialization and winning new business in each of our three strategic platforms, we have overcome trough-like conditions in housing as well as a significant decline in earnings from our chlor-alkali joint venture and today we report our highest quarterly earnings since the second quarter of 2006.”

Newlin continued, “But the real story is not just the magnitude of earnings, it’s the mix — which is now the best in PolyOne’s history. Combined operating income from our three strategic platforms reached a new record of $41.7 million for the first quarter of 2010, and the specialty platform was the largest profit contributor for the third consecutive quarter with record operating income of $21.0 million.”
“When you consider that our first quarter 2010 equity earnings from our SunBelt joint venture declined $12.0 million compared to the prior year first quarter, the growth and expansion of our three strategic platforms is even more evident,” said Robert M. Patterson, senior vice president and chief financial officer. “These results clearly highlight the dramatic and powerful improvement in PolyOne’s earnings quality.”
Included in the results for the first quarter of 2010 and 2009 are pre-tax special items primarily related to environmental remediation and previously announced restructuring actions. The Company also recorded favorable tax adjustments principally related to a reduction in its tax valuation allowance. The table below provides a comparison of first quarter 2010 results with the first quarter of 2009, showing the impact of special items and the above-mentioned tax matters:

	Q1 2010	EPS	Q1 2009	EPS
Net Income	$18.4	$0.19	$(17.7)	$(0.19)

Special items, after tax	1.8	0.02	10.5	0.11
Tax adjustments	(2.5)	(0.02)	(1.6)	(0.02)

	$17.7	$0.19	$(8.8)	$(0.10)
During the first quarter of 2010, cash declined $13.2 million as the Company repaid $20 million in aggregate principal amount of medium-term notes in accordance with scheduled maturities. This decline was offset partially by cash flow from operations and $9.8 million received in connection with the sale of the Company’s investment in O’Sullivan Films. “While we did invest in working capital to support top-line growth in the first quarter, we continued to make great strides in reducing working capital as a percentage of sales and set a new record during the quarter at 9.1%,” said Patterson.
Outlook Update
Commenting on the Company’s near-term outlook, Newlin said, “We continue to experience positive momentum heading into the second quarter. That being said, we do not anticipate the historical degree of seasonality in the second and third quarter revenues given the lingering trough-like demand conditions in housing.” Newlin added, “Over the longer term, we certainly expect the pending recovery in housing starts and chlor-alkali pricing will provide upside to our first quarter performance.”

First Quarter 2010 Conference Call
PolyOne will host a conference call at 9 a.m. Eastern Time on Wednesday, May 5, 2010. The conference dial-in number is 866-543-6403 (domestic) or 617-213-8896 (international), passcode 14258202, conference topic: First Quarter 2010 PolyOne Earnings Conference Call. The call will be available for replay until May 12, 2010 on the Company’s Web site at www.polyone.com/investor or by phone at 888-286-8010 (domestic) or 617-801-6888 (international). The passcode for the replay is 25732045.
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About PolyOne
PolyOne Corporation, with 2009 revenues of $2.1 billion, is a premier provider of specialized polymer materials, services and solutions. Headquartered outside of Cleveland, Ohio USA, PolyOne has operations around the world. For additional information on PolyOne, visit our Web site at www.polyone.com.
To access PolyOne’s news library online, please visit www.polyone.com/news
Investor Relations Contact:
Joseph P. Kelley
Vice President Planning & Investor Relations
PolyOne Corporation
+1 440-930-3502
joseph.kelley@polyone.com
Media Contact:
Amanda Marko
Director, Corporate Communications
PolyOne Corporation
+1 440-930-3162
amanda.marko@polyone.com

Forward-looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing and chlor-alkali markets; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs, and other political, economic and regulatory risks; changes in polymer consumption growth rates in the markets where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions, employee productivity goals and our new global organization structure; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.
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Attachment 1
Supplemental Information
Summary of Consolidated Operating Results (Unaudited)
First Quarter 2010
(In millions, except per share data)
Operating results:

	Three Months Ended
	March 31,
		Adjusted
	2010	2009
Sales	$630.4	$463.4
Operating income (loss)	31.1	(11.1)
Net income (loss)	18.4	(17.7)
Basic earnings (loss) per share	$0.20	$(0.19)
Diluted earnings (loss) per share	$0.19	$(0.19)
Total basic and diluted per share impact of special items (1)	$(0.02)	$(0.11)
Special items (1):

	Three Months Ended
	March 31,
	2010	2009
Cost of sales
Employee separation and plant phaseout costs	$—	$(9.8)
Environmental remediation costs	(3.1)	(1.5)

Impact on cost of sales	(3.1)	(11.3)

Selling and administrative
Employee separation and plant phaseout costs	—	(0.3)
Legal	(0.2)	—

Impact on selling and administrative	(0.2)	(0.3)

Adjustment to impairment of goodwill	—	(5.0)

Impact on operating income (loss)	(3.3)	(16.6)

Gain on sale of investment in O’Sullivan	0.4	—

Impact on operating income (loss) and income (loss) before income taxes	(2.9)	(16.6)

Income tax benefit on special items	1.1	6.1

Impact of special items on net income (loss)	$(1.8)	$(10.5)

Basic and diluted impact per common share	$(0.02)	$(0.11)

Weighted average shares used to compute earnings per share:
Basic	92.5	92.2
Diluted	95.3	92.2

(1)	Special items is a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructurings such as: consolidation of operations; employee separation costs resulting from personnel reduction programs, plant phaseout costs, executive separation agreements; asset impairments; environmental remediation costs, fines or penalties for facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; and the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results or the effect of adverse determinations by regulatory agencies relating to accounting principles or treatment.

Attachment 2
PolyOne Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Three Months Ended
	March 31,
	2010	Adjusted 2009
Sales	$630.4	$463.4

Cost of sales	526.9	412.6

Gross margin	103.5	50.8
Selling and administrative	73.9	70.2
Adjustment to impairment of goodwill	—	5.0
Income from equity affiliates	1.5	13.3

Operating income (loss)	31.1	(11.1)
Interest expense, net	(8.0)	(8.8)
Other expense, net	(0.7)	(6.6)

Income (loss) before income taxes	22.4	(26.5)
Income tax (expense) benefit	(4.0)	8.8

Net income (loss)	$18.4	$(17.7)

Earnings (loss) per common share:
Basic earnings (loss)	$0.20	$(0.19)
Diluted earnings (loss)	$0.19	$(0.19)

Weighted-average shares used to compute earnings per share:
Basic	92.5	92.2
Diluted	95.3	92.2

Equity affiliates earnings recorded by PolyOne:
SunBelt	$0.8	$12.8
Other equity affiliates	0.7	0.5

Income from equity affiliates	$1.5	$13.3

Attachment 3
PolyOne Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited)	Adjusted
	March 31,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$209.5	$222.7
Accounts receivable, net	340.6	274.4
Inventories	205.4	183.7
Other current assets	28.1	38.0

Total current assets	783.6	718.8
Property, net	379.1	392.4
Investment in equity affiliates and nonconsolidated subsidiary	5.2	5.8
Goodwill	163.8	163.5
Other intangible assets, net	70.5	71.7
Deferred income tax assets	7.3	8.1
Other non-current assets	57.0	55.7

Total assets	$1,466.5	$1,416.0

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$59.8	$19.9
Short-term debt	0.7	0.5
Accounts payable	310.1	238.3
Accrued expenses and other liabilities	100.7	117.0

Total current liabilities	471.3	375.7
Long-term debt	329.5	389.2
Postretirement benefits other than pensions	20.8	21.8
Pension benefits	172.6	173.0
Other non-current liabilities	101.2	98.6
Shareholders’ equity	371.1	357.7

Total liabilities and shareholders’ equity	$1,466.5	$1,416.0

Attachment 4
PolyOne Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended
	March 31,
	2010	Adjusted 2009
Operating Activities
Net income (loss)	$18.4	$(17.7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14.0	20.0
Deferred income tax benefit	—	(0.6)
Provision for doubtful accounts	1.2	1.0
Stock compensation expense	0.9	0.6
Adjustment to impairment of goodwill	—	5.0
Asset write-downs and impairment charges, net of gain on sale of assets	0.1	1.2
Companies carried at equity:
Income from equity affiliates	(1.5)	(13.3)
Dividends and distributions received	0.6	1.4
Change in assets and liabilities, net of acquisition:
(Increase) decrease in accounts receivable	(71.3)	16.0
(Increase) decrease in inventories	(24.3)	44.2
Increase in accounts payable	75.2	25.7
Decrease in sale of accounts receivable	—	(14.2)
(Decrease) increase in accrued expenses and other	(10.5)	1.1

Net cash provided by operating activities	2.8	70.4

Investing Activities
Capital expenditures	(4.3)	(6.7)
Proceeds from sale of equity affiliate and other assets	7.8	—

Net cash provided (used) by investing activities	3.5	(6.7)

Financing Activities
Change in short-term debt	0.2	15.2
Repayment of long-term debt	(20.0)	—
Proceeds from exercise of stock options	0.7	—

Net cash (used) provided by financing activities	(19.1)	15.2

Effect of exchange rate changes on cash	(0.4)	(0.7)

(Decrease) increase in cash and cash equivalents	(13.2)	78.2
Cash and cash equivalents at beginning of period	222.7	44.3

Cash and cash equivalents at end of period	$209.5	$122.5

Attachment 5
Business Segment and Platform Operations (Unaudited)
(In millions)
Operating income at the segment level does not include: special items as defined on attachment 1; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended
	March 31,
	2010	Adjusted 2009
Sales:
Global Specialty Engineered Materials	$126.3	$86.6
Global Color, Additives and Inks	130.9	103.7

Specialty Platform	257.2	190.3
Performance Products and Solutions	183.7	158.8
PolyOne Distribution	215.9	136.9
Corporate and eliminations	(26.4)	(22.6)

Sales	$630.4	$463.4

Gross margin:
Global Specialty Engineered Materials	$30.2	$14.3
Global Color, Additives and Inks	30.9	20.1

Specialty Platform	61.1	34.4
Performance Products and Solutions	24.8	13.5
PolyOne Distribution	20.5	13.8
Corporate and eliminations	(2.9)	(10.9)

Gross margin	$103.5	$50.8

Selling and administrative:
Global Specialty Engineered Materials	$(18.1)	$(15.8)
Global Color, Additives and Inks	(22.7)	(19.2)

Specialty Platform	(40.8)	(35.0)
Performance Products and Solutions	(12.7)	(12.4)
PolyOne Distribution	(11.9)	(8.9)
SunBelt Joint Venture	(1.1)	(1.1)
Corporate and eliminations	(7.4)	(12.8)

Selling and administrative	$(73.9)	$(70.2)

Operating income (loss):
Global Specialty Engineered Materials	$12.1	$(1.5)
Global Color, Additives and Inks	8.9	1.4

Specialty Platform	21.0	(0.1)
Performance Products and Solutions	12.1	1.1
PolyOne Distribution	8.6	4.9
SunBelt Joint Venture	(0.3)	11.7
Corporate and eliminations	(10.3)	(28.7)

Operating income (loss)	$31.1	$(11.1)

Specialty Platform consists of our two specialty businesses: Global Specialty Engineered Materials; and Global Color, Additives and Inks. We present Specialty Platform sales, gross margin, selling and administration, and operating income because management believes that this is useful information to investors in highlighting our collective progress in advancing our specialization strategy.

Attachment 6
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)
Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See attachment 1 for a definition of special items.
Reconciliation to Consolidated Statements of Operations

	Three Months Ended
	March 31,
	2010	Adjusted 2009
Sales	$630.4	$463.4
Gross margin before special items	$106.6	$62.1
Special items in gross margin	(3.1)	(11.3)

Gross margin	$103.5	$50.8

Gross margin before special items as a percent of sales	16.9%	13.4%

Operating income before special items	$34.4	$5.5
Special items in operating income	(3.3)	(16.6)

Operating income (loss)	$31.1	$(11.1)

Senior management uses comparisons of net (loss) income and basic and diluted (loss) earnings per share (EPS) before special items, tax gain and tax valuation allowance to assess performance and facilitate comparability of results with prior periods. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measure calculated and presented in accordance with GAAP.
Reconciliation to Consolidated Statements of Operations

	Three Months Ended		Adjusted Three Months
	March 31, 2010		Ended March 31, 2009
	$	EPS	$	EPS
Net income (loss)	$18.4	$0.19	$(17.7)	$(0.19)
Special items, after-tax (attachment 1)	1.8	0.02	10.5	0.11
Tax (a)	(2.5)	(0.02)	(1.6)	(0.02)

	$17.7	$0.19	$(8.8)	$(0.10)

(a)	Net tax (benefit) loss from one-time foreign and domestic income tax items and deferred income tax valuation allowance adjustments on deferred tax assets
Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.
Reconciliation to Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,
	2010	2009
Net cash provided by operating activities	$2.8	$70.4
Net cash provided (used) by investing activities	3.5	(6.7)
Decrease in sale of accounts receivable	—	14.2

Free cash flow	$6.3	$77.9